UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CANDEV RESOURCE EXPLORATION, INC.
(Exact name of registrant as specified in its charter)
NEVADA	98-0515290
(State or jurisdiction of incorporation or organization) Suite 2200 - 1177 West Hastings Street Vancouver, B.C., Canada	(I.R.S. Employer Identification No.) V6E 2K3
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Not Applicable	Name of each exchange on which each class is to be registered Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ❑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-140122

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value of $0.001 Per Share

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the common stock, $0.001 par value per share, of Candev Resource Exploration, Inc. (the "Registrant") contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the Securities and Exchange Commission (File No. 333-140122) is incorporated by reference into this registration statement.

ITEM 2. EXHIBITS.
Exhibit Number	Description of Exhibits
3.1	Articles of Incorporation.(1)
3.2	Bylaws, and Amendments to Bylaws.(1)
4.1	Specimen Stock Certificate.(1)

(1) Incorporated herein by reference to the exhibits of the same number in the Registrant's Registration Statement on Form SB-2, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.
CANDEV RESOURCE EXPLORATION, INC.
Date: March 13, 2007	By: /s/ Mark A. McLeary MARK A. McLEARY Chief Executive Officer, Chief Financial Officer, Treasurer, President and Chairman of the Board of Directors